UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Representative’s Warrant

As previously disclosed, on April 17, 2024 (the “Effective Date”), Serve Robotics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”) in connection with the public offering of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $4.00 per share (the “Offering”).

Pursuant to the Underwriting Agreement, at the closing of the Offering on April 22, 2024, the Company issued to Aegis a warrant to purchase 500,000 shares of Common Stock (the “Representative’s Warrant”). The Representative’s Warrant will be exercisable at a per share exercise price equal to $5.00 and is exercisable at any time and from time to time, in whole or in part, commencing October 14, 2024. The Representative’s Warrant expires on April 17, 2029.

The Representative’s Warrant also includes customary anti-dilution provisions and immediate piggyback registration rights with respect to the registration of the shares of Common Stock underlying the Representative’s Warrant.

The Representative’s Warrant may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days following the Effective Date to anyone other than to, (i) the Holder (as defined in the Representative’s Warrant) or an underwriter, placement agent, or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of the Holder or of any such underwriter, placement agent or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(e)(1). In addition, during the same period, the securities issuable upon exercise of the Representative’s Warrant may not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrant or the securities thereunder, except as provided for in FINRA Rule 5110(e)(2).

The issuance of the Representative’s Warrant is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Aegis has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Representative’s Warrant is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Placement Agent’s Warrant

Pursuant to a placement agent’s agreement, Network 1 Financial Securities, Inc. (“Network 1”) served as the exclusive placement agent (the “Placement Agent”) of the Company’s issuance of $5.0 million of convertible promissory notes (collectively, the “Notes” and the transactions contemplated by the Notes, the “Transaction”) to certain accredited investors in January 2024. In connection with the Transaction, the Company agreed to issue Network 1 (or its designated affiliates) warrants (the “Placement Agent’s Warrant”) to purchase 10% of the shares of Common Stock issued upon conversion of the Notes that were issued to investors Network 1 introduced to the Company.

In connection with the Offering, the Notes converted to shares of Common Stock, and on April 22, 2024, the Company issued Network 1 the Placement Agent’s Warrant to purchase up to 63,479 shares of Common Stock at an exercise price of $2.42 per share. The Placement Agent’s Warrant expires on April 17, 2029. The Placement Agent’s Warrant includes customary anti-dilution provisions.

The foregoing summaries of the terms of the Representative’s Warrant and the Placement Agent’s Warrant are subject to, and qualified in their entirety by reference to, copies of the forms of Representative’s Warrant and Placement Agent’s Warrant, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On April 22, 2024, the Company issued a press release announcing the closing of the Offering. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits

(d) List of Exhibits.

Exhibit Number	Description
4.1	Form of Representative’s Warrant issued by the Company to Aegis Capital Corp. on April 22, 2024
4.2	Form of Placement Agent’s Warrant issued by the Company to Network 1 Financial Securities, Inc. on April 22, 2024
99.1	Press release, dated April 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: April 22, 2024	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer and Director

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